EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-05913, 33-53381, 33-27372, 333-40715, 333-55588, 333-110039 and 333-110040) of Analogic Corporation of our report dated January 28, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 31, 2005